Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO THE CREDIT AGREEMENT

FIRST AMENDMENT, dated as of October 14, 2005 (this “Amendment”), to the Credit Agreement, dated as of April 6, 2005 (as previously amended, supplemented or otherwise modified, the “Existing Credit Agreement”, and as amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), by and among ARC Housing LLC (“Housing LLC”), ARC HousingTX LP (“HousingTX LP”, together with Housing LLC, collectively, the “Borrowers”, each, a “Borrower”) and Merrill Lynch Mortgage Capital Inc. (the “Lender”).

RECITALS

The Borrowers and the Lender are parties to the Existing Credit Agreement.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Credit Agreement.

The Borrowers and the Lender have agreed, subject to the terms and conditions of this Amendment, that the Existing Credit Agreement be amended to revise the provisions relating to, among other items, the maximum aggregate amount of Loans available to the Borrowers, the rate of interest payable to the Lender on the Loans and the maturity date of the Loans.

Accordingly, the Borrowers and the Lender hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Credit Agreement is hereby amended as follows:

SECTION 1.         Amendments.

1.1           Section 1.01 of the Existing Credit Agreement is hereby amended by inserting in proper alphabetical order the following new defined terms:

“Dispatch Date” shall mean the date on which the Transmittal Package of a Dispatched Unit is dispatched by a Borrower to the applicable Registry Office via overnight mail.

“Dispatched Unit” shall mean any Unit for which the related Transmittal Package has been dispatched by a Borrower to the applicable Registry Office via overnight mail for notation of the Lender’s first priority, perfected Lien and a Lien-Noted Certificate of Title has not been returned to the Custodian.

“First Amendment Effective Date” shall mean the “Amendment Effective Date” as defined in the First Amendment to the Credit Agreement, dated as of October 14, 2005.

“Funds from Operations” shall mean, with respect to any Fiscal Quarter, the net income of ARC Inc. and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such Fiscal Quarter, excluding gains or losses from sales of property and extraordinary and unusual items, plus depreciation and amortization.

“Holdings” shall mean ARC Real Estate Holdings, LLC.

“Holdings Security Agreement” shall mean the Security Agreement dated as of October 14, 2005 between Holdings and the Lender, as the same may be amended, restated, supplemented, or otherwise modified and in effect from time to time.

“Lien-Noted Certificate of Title” shall have the meaning set forth in the Custodial Agreement.

“Weekly Report” shall have the meaning set forth in the Custodial Agreement.

1.2           Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definition of “Accelerated Amortization Event” and inserting in lieu thereof the following:

“Accelerated Amortization Event” shall, on any date of determination, mean the occurrence of any of the following:

(a)           (i) An amount equal to the Real Estate Net Segment Income for the two (2) Fiscal Quarters preceding such date of determination shall be less than 90% of (ii) an amount equal to the Real Estate Net Segment Income for the four (4) Fiscal Quarters preceding the Fiscal Quarters described in clause (i) above, divided by two (2);

(b)           The Aggregate ARC Community Occupancy Ratio shall be less than 81.00% at the end of any Fiscal Quarter of ARC LP;

(c)           The Interest Coverage Ratio shall be less than 1.25 : 1.00 for any Fiscal Quarter;

(d)           Funds from Operations shall be less than zero for two consecutive Fiscal Quarters, beginning with the two consecutive Fiscal Quarters ending September 30, 2005 and December 31, 2005; or

(e)           The amount received from the aggregate net proceeds of the disposition of ARC Communities shall be less than $85,000,000 during the period from the First Amendment Effective Date to the first anniversary of the First Amendment Effective Date;

provided, that an Accelerated Amortization Event shall be deemed to be continuing until:

(i)            (A) in the case of the preceding subparagraphs (a), (b), (c) and (d), (x) the Borrowers shall have delivered financial statements (together with a Compliance Certificate) to be delivered to the Lender pursuant to Section 6.01(a)

and (b) for any Fiscal Quarter following the occurrence of an Accelerated Amortization Event, and (y) the Lender shall have thereupon determined that an Accelerated Amortization Event no longer continues to exist and shall have promptly so notified the Borrowers, and (B) in the case of the preceding subparagraph (e), the amount received from the aggregate net proceeds of the disposition of ARC Communities is greater than $85,000,000; or

(ii)           such Accelerated Amortization Event shall have been waived in writing by the Lender.

1.3           Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definition of “Adjusted Eligible Collateral Value” and inserting in lieu thereof the following:

“Adjusted Eligible Collateral Value” shall mean, as of any date of determination, the sum of the Value of Eligible Units, plus, the Value of Eligible Unperfected Units; provided, that the Value of Eligible Unperfected Units included in the determination of Adjusted Eligible Collateral Value shall not exceed an amount equal to (i) if such date of determination is prior to January 15, 2006, the quotient of the Value of Eligible Units divided by 0.85, minus the Value of Eligible Units, or (ii) if such date of determination is on or after January 15, 2006, zero.

1.4           Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definition of “Applicable Margin” and inserting in lieu thereof the following:

“Applicable Margin” shall mean, with respect to all Loans, (a) commencing as of the (i) First Amendment Effective Date or (ii) the Applicable Margin Adjustment Date following an Applicable Margin Reduction Event, and for each Fiscal Quarter thereafter until the occurrence of an Applicable Margin Increase Event, four and one-eighth percent (4.125%) or (b) commencing as of the Applicable Margin Adjustment Date following an Applicable Margin Increase Event and for each Fiscal Quarter thereafter until the occurrence of an Applicable Margin Reduction Event, seven percent (7.00%).

The Applicable Margin shall be adjusted downward on the Applicable Margin Adjustment Date upon the delivery of a Preliminary Margin Adjustment Certificate for the prior Fiscal Quarter; provided, that, as of the date of delivery of such Preliminary Margin Adjustment Certificate, no Default has occurred or is continuing, provided, further that in the event (x) the Preliminary Margin Adjustment Certificate in support of the downward adjustment of the Applicable Margin is inaccurate or otherwise misleading, as determined by the Lender in its sole discretion in good faith based upon a review of the Compliance Certificate and the Borrowers’ financial statements for such Fiscal Quarter upon receipt thereof, and (y) such downward adjustment in the Applicable Margin would not have been made had such Compliance Certificate and the Borrowers’ financial statements for such prior Fiscal Quarter been used to adjust the Applicable Margin, then each Borrower shall pay to Lender, within five (5) calendar days of such determination such additional interest on the Loans that would have been payable hereunder had the Applicable Margin been so adjusted (or not adjusted) on such basis and the Applicable Margin shall be readjusted in accordance with such Compliance Certificate as of the prior Applicable Margin Adjustment Date.

1.5           Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definition of “Applicable Margin Increase Event” and inserting in lieu thereof the following:

“Applicable Margin Increase Event” shall mean, as of any date of determination, the failure of any of the conditions or events set forth below to exist:

(a)           commencing for the Fiscal Quarter ending December 31, 2005, with respect to each Fiscal Quarter, ARC LP and its Affiliates shall have in the aggregate completed sales of not less than 450 Units for such Fiscal Quarter; provided that, to the extent the sales of ARC LP or its Affiliates during any Fiscal Quarter exceeds 450 Units, such excess amount may be carried forward to any succeeding Fiscal Quarter.

(b)           commencing for the Fiscal Quarter ending September 30, 2005, the Interest Coverage Ratio as of the last day for the preceding Fiscal Quarter shall not be less than 2.00:1.00.

(c)           commencing as of the Fiscal Quarter ending September 30, 2005, the Aggregate Borrower Lease Occupancy Ratio as of the last day for the preceding Fiscal Quarter shall be equal to or greater than 86.00%.

(d)           commencing as of the First Amendment Effective Date, the average age of all Units owned by ARC LP and its Affiliates, in the aggregate, as of the last day of each Fiscal Quarter, is less than or equal to 4.00 years.

1.6           Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definition of “Applicable Margin Reduction Event” and inserting in lieu thereof the following:

“Applicable Margin Reduction Event” shall mean, as of any date of determination, the initial occurrence of each of the conditions or events set forth in clauses (a) through (d) of the definition of “Applicable Margin Increase Event” within the same relevant time period after the occurrence of any Applicable Margin Increase Event.

1.7           Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definition of “Borrowing Base Amount” and inserting in lieu thereof the following:

“Borrowing Base Amount” shall mean, on any date of determination, an amount equal to sixty-five percent (65%) (the “BB Factor”) of Adjusted Eligible Collateral Value, as certified by each Borrower pursuant to Section 4.02(b) and pursuant to Section 6.01(e) of this Agreement in connection with the delivery of the applicable Borrowing Base Report; provided that (x) the “Borrowing Base Amount” shall be adjusted on the date of delivery of each Borrowing Base Report by reducing the BB

Factor in increments of 0.50% for each one percentage point (rounded up) by which the Default Percentage exceeds 6.0%.

1.8           Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definition of “Eligible Units” and inserting in lieu thereof the following:

“Eligible Unit” shall mean, with respect to each Borrower, at the time of any determination thereof, a Unit as to which each of the following requirements is satisfied:

(a)           such Unit is owned by a Borrower;

(b)           such Unit is located on an ARC Community;

(c)           the Lender has a first-priority perfected Lien in such Unit; provided, that, in the case of any Dispatched Unit for which the Certificate of Title does not reflect the Lien of the Lender on the face of such Certificate of Title, such “Lien” shall be deemed to be a first priority, perfected Lien for purposes of this subparagraph (c) for the period beginning on the third (3rd) Business Day following the Dispatch Date until the ninetieth (90th) calendar day following the Dispatch Date of such Dispatched Unit (unless otherwise consented to by the Lender);

(d)           ownership of such Unit is evidenced by a Certificate of Title or, in the case of a Dispatched Unit, by a Certificate of Title or by an MSO that has been submitted to the applicable Registry Office for the issuance of a Certificate of Title naming a Borrower as owner and the Lender as first lien holder; and

(e)           the representations and warranties on Schedule 6 to this Agreement are true and correct as to such Unit in all material respects.

1.9           Section 1.01 of the Existing Credit Agreement is hereby amended by inserting the clause “, the Holdings Security Agreement” into the fifth line of the definition of “Loan Documents”, immediately after the clause “the Additional Fee Letter”.

1.10         Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definition of “Maximum Credit” and inserting in lieu thereof the following:

“Maximum Credit” shall mean the lesser of (a) the Borrowing Base, and (b) $150,000,000.

1.11         Section 1.01 of the Existing Credit Agreement is hereby amended by inserting the clause “the Holdings Pledge and Security Agreement,” into the first line of the definition of “Pledge and Security Agreement”, immediately after the clause “the Parent Pledge Agreement,”.

1.12         Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definition of “Termination Date” and inserting in lieu thereof the following:

“Termination Date” shall mean the earlier of (a) September 30, 2008, (b) subject to the provisions of Article IX(a) of this Agreement, the occurrence and continuance of an Event of Default, or (c) such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

1.13         Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definition of “Trust Receipt” in its entirety.

1.14         Section 2.06 of the Existing Credit Agreement is hereby amended by deleting Section 2.06(b) and inserting in lieu thereof the following:

(b)           The Borrowers hereby promise, jointly and severally, to pay to the Lender interest on the unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at a rate per annum equal to the LIBOR Rate plus the Applicable Margin; provided, that in no event shall such rate per annum exceed the maximum rate permitted by law.  Notwithstanding the foregoing, the Borrowers hereby promise, jointly and severally, to pay to the Lender interest at the applicable Post-Default Rate on any principal of any Loan and on any other amount payable by the Borrowers hereunder or under any Note that shall not be paid in full when due (whether at stated maturity, by acceleration or by mandatory prepayment or otherwise) for the period from and including the due date thereof to but excluding the date the same is paid in full.  Accrued interest on each Loan shall be payable monthly on each Payment Date and for the last month of this Agreement on the Payment Date and on the Termination Date; provided, that, the Lender may, in its sole discretion, require accrued interest to be paid simultaneously with any prepayment of principal made by the Borrowers on account of any of the Loans outstanding.  Interest payable at the Post-Default Rate shall accrue daily and shall be payable upon such accrual.  Promptly after the determination of any interest rate provided for herein or any change therein, the Lender shall give notice thereof to the Borrowers.

1.15         Section 2.07 of the Existing Credit Agreement is hereby amended by deleting Section 2.07(b) and inserting in lieu thereof the following:

(b)           Reserved.

1.16         Section 3.04 of the Existing Credit Agreement is hereby amended by deleting Section 3.04 and inserting in lieu thereof the following:

Section 3.04           Non-usage Fee.  The Borrowers, jointly and severally, agree to pay to the Lender a non-usage fee from and including the First Amendment Effective Date to the Termination Date, equal to .375% of the difference, if any,  between the applicable amount set forth below and the aggregate outstanding Loans:

Period	Amount
October 1, 2005 through September 30, 2006	$100,000,000
October 1, 2006 through September 30, 2007	$125,000,000
October 1, 2007 through September 30, 2008	$150,000,000

in each case payable quarterly in arrears on the first Payment Date of each Fiscal Quarter and on the Termination Date, such payment to be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender at the account set forth in Section 3.01(a) of this Agreement.

1.17         The Existing Credit Agreement is hereby amended by deleting Section 4.02(e) and inserting in lieu thereof the following:

(e)           Weekly Reports.  The Lender shall have received one or more Weekly Reports from the Custodian, duly completed, confirming (i) that the Custodian is holding Certificates of Title for each Unit that is included in the Borrowing Base Amount, with the Lien of the Lender duly noted on each such Certificate of Title by the applicable Registry Office in conformity with the requirements of applicable state law or (ii) that the Borrowers shall have notified the Custodian that they have sent out a Certificate of Title or an MSO, together with a Transmittal Package, to the applicable Registry Office for a Certificate of Title to be issued with such Lien to be so noted, indicating the applicable Dispatch Date.

1.18         Section 4.02 of the Existing Credit Agreement is hereby amended by inserting as Section 4.02(h) the following:

(h)           Account Control Agreement.   The Lender shall have received an account control agreement relating to the collection account of Holdings with JPMorgan Chase Bank, N.A. referred to in the Holdings Security Agreement, duly executed and delivered by Holdings, the Lender and JPMorgan Chase Bank, N.A., as depositary bank, in form and substance reasonably satisfactory to the Lender.

1.19         Section 6.01 of the Existing Credit Agreement is hereby amended by renumbering Section 6.01(i) as Section 6.01(j) and inserting as Section 6.01(i) the following:

(i)            as soon as available and in any event within forty-five days of each Fiscal Quarter of each Fiscal Year, a report of the aggregate completed sales of Units that shall have been completed by ARC LP and its Affiliates during such Fiscal Quarter, certified as true and correct by the chief financial or accounting Responsible Officer of ARC; and

1.20         Section 6.09 of the Existing Credit Agreement is hereby amended by deleting Section 6.09(e) and inserting in lieu thereof the following:

(e)           The Borrowers shall maintain a cash reserve in the Interest Reserve Account in an amount equal to $875,000 (the “Interest Reserve Amount”). The Borrowers shall be permitted to invest the Interest Reserve Amount in certain permitted investments upon terms acceptable to both the Borrowers and the Lender; provided, that any such account containing such investments shall be subject to an account control agreement.

1.21         The Existing Credit Agreement is hereby amended by deleting Paragraph (c) of Schedule 6 and inserting in lieu thereof the following:

(c)           Certificate of Title.  Either (i) the Certificate of Title for the Eligible Unit bears a notation indicating that the Lender is the first lien holder of the Unit evidenced by such Certificate of Title or (ii) in the case of a Dispatched Unit, such Certificate of Title, together with a complete Transmittal Package, has been submitted by a Borrower to the applicable Registry Office (however designated) in the state in which the Unit is located, together with a duly completed form requesting that (A) the lien in favor of the Lender be noted on such Certificate of Title and (B) the applicable motor vehicle registrar return the original Certificate of Title to the Custodian (or another entity designated by the Lender) and no more than ninety (90) calendar days have transpired since the Dispatch Date of such Dispatched Unit.

SECTION 2.         Conditions Precedent.  This Amendment shall become effective on the date (the “Amendment Effective Date”) on which the following conditions precedent shall have been satisfied:

2.1           Delivered Documents.  On the Amendment Effective Date, the Lender shall have received the following documents, each of which shall be satisfactory to the Lender in form and substance:

(a)           Amendment.  This Amendment, duly executed and delivered by a duly authorized officer of each Borrower and by the Lender;

(b)           First Amendment to the ARC LP Guarantee.  The First Amendment to the ARC LP Guarantee, duly executed and delivered by a duly authorized officer of Affordable Residential Communities LP and by the Lender;

(c)           Amended and Restated Custodial Agreement.  An Amended and Restated Custodial Agreement, duly executed and delivered by a duly authorized officer of each Borrower, the Lender and the Custodian, in form and substance satisfactory to the Lender;

(d)           Reaffirmations. A reaffirmation of each Loan Document (other than the Existing Credit Agreement and the Holdings Security Agreement), in form and substance reasonably satisfactory to the Lender, duly executed and delivered by each Affiliate of the Borrowers that is party thereto (together with the Borrowers, collectively, the “ARC Parties”);

(e)           Collateral Certificates. An updated collateral certificate for each Borrower in the form previously provided to the Lender (or a certificate of a Responsible Officer of each Borrower confirming that there are no changes to its existing collateral certificate or indicating any changes from its existing collateral certificates);

(f)            Security Agreement. (i) the Holdings Security Agreement, in the form of Exhibit A to this Amendment, duly executed and delivered by a Responsible Officer of Holdings and (ii) UCC financing statements covering all the security interests created in the Holdings Security Agreement;

(g)           Legal Opinions. Opinions, dated as of the Amendment Effective Date and addressed to the Lender, from Skadden, Arps, Slate, Meagher & Flom LLP, special New York counsel to each of the ARC Parties;

(h)           Resolutions, etc.  from each Borrower, (i) a copy of a current good standing certificate of the Secretary of State (or comparable official) of the jurisdiction of organization of such Person and (ii) a certificate duly executed and delivered by such Person’s Secretary or Assistant Secretary as to (A) resolutions of such Person’s board of directors (or analogous governing body as Person or Persons) then in full force and effect authorizing the execution, delivery and performance of this Amendment and any related documents or agreements and the transactions contemplated hereby and thereby, (B) the incumbency and signatures of those of such Person’s officers authorized to act with respect to this Amendment, and (C) the full force and validity of each Organic Document of such Person and copies thereof (or a certificate of such Person’s Secretary or Assistant Secretary that there have been no changes to the versions of such Organic Documents provided to the Lender in connection with the effectiveness of the Existing Credit Agreement), upon which certificates the Lender may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of such Borrower canceling or amending such prior certificate;

(i)            Resolutions, etc. of Holdings.  from Holdings, (i) a copy of a current good standing certificate of the Secretary of State (or comparable official) of Delaware and (ii) a certificate duly executed and delivered by the Secretary or Assistant Secretary of Holdings as to (A) resolutions of such Person’s board of directors (or analogous governing body as Person or Persons) then in full force and effect authorizing the execution, delivery and performance of the Holdings Pledge and Security Agreement and any related documents or agreements and the transactions contemplated thereby, (B) the incumbency and signatures of those of Holding’s officers authorized to act with respect to the Holdings Pledge and Security Agreement, and (C) the full force and validity of each Organic Document of Holdings and copies thereof (or a certificate of such Person’s

Secretary or Assistant Secretary that there have been no changes to the versions of such Organic Documents provided to the Lender in connection with the effectiveness of the Existing Credit Agreement), upon which certificates the Lender may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of Holdings canceling or amending such prior certificate; and

(j)            Other Documents.  Such other documents as the Lender or counsel to the Lender may reasonably request.

2.2           No Material Adverse Change. There shall have been no material adverse change in the financial condition of Housing LLC or HousingTX LP prior to the Amendment Effective Date.

2.3           Loan Fee.  The Borrowers shall pay to the Lender on the Amendment Effective Date, for its own account, (i) a loan fee of 1.00% of $75,000,000.00, (ii) all remaining fees owed by the Borrowers or any Obligor to the Lender under the Existing Credit Agreement.

2.4           Expenses.  The Borrowers shall pay to Lender on the Amendment Effective Date the fees and expenses of counsel and other professional advisors to the Lender.

2.5           No Default.  On the Amendment Effective Date, (i) the Borrowers shall be in compliance with all the terms and provisions set forth in the Existing Credit Agreement on its part to be observed or performed and (ii) both before and after giving effect to the amendment, no Default shall have occurred and be continuing on such date.

2.6           Representations and Warranties.  On the Amendment Effective Date, the representations and warranties in the Loan Documents shall be true and correct as of such date, unless such representations and warranties relate to an earlier date, both before and after giving effect to the Amendment.

SECTION 3.         Master Lease Estoppel Agreements.  The Master Lease Estoppel Agreements required to be delivered pursuant to the post-closing letter delivered in connection with the Existing Credit Agreement will be duly executed and delivered to the Lender by the parties thereto, to the extent that a Borrower is affiliated with the party to each such Master Lease Estoppel Agreements, and with respect to any unaffiliated party, Borrower will use its reasonable best efforts to obtain consent and signature, in a form and substance satisfactory to the Lender, within 90 days of an agreement among the Borrowers and the Lender regarding the form of such Master Lease Estoppel Agreements.

SECTION 4.         Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Credit Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms; provided, however, that reference therein and herein to the “Loan Documents” shall be deemed to include, in any event, this Amendment.  Each reference to the Existing Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Existing Credit Agreement as amended hereby.  The execution of this Amendment by the Lender or Custodian shall not operate as a waiver of any of their rights, powers or privileges under the Existing Credit Agreement or under any of the other Loan Documents except as expressly set forth herein.

SECTION 5.         Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed signature page of this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of an executed original counterpart of this Amendment.

SECTION 6.         GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THIS AMENDMENT INCORPORATES BY REFERENCE, AND THE BORROWERS AND LENDER HEREBY AGREE TO BE SUBJECT TO, THE PROVISIONS SET FORTH IN SECTION 11.11 OF THE EXISTING CREDIT AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BORROWERS

ARC HOUSING LLC

By	/s/Scott L. Gesell
	Name:	Scott L. Gesell
	Title:	Vice President

ARC HOUSINGTX LP

By	/s/Scott L. Gesell
	Name:	Scott L. Gesell
	Title:	Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT

LENDER

MERRILL LYNCH MORTGAGE CAPITAL INC.

By:	/s/Joshua A.Green
Name: Joshua A. Green
Title: Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT

EXHIBIT A

Form of Holdings Security Agreement

FORM OF ACCOUNT CONTROL AGREEMENT